Exhibit 10.23
STOCKHOLDERS AGREEMENT
     This Stockholders Agreement (this “Agreement”) is made as of this 17thday of August, 2005 by and among First Mercury Holdings, Inc., a Delaware corporation (together with any successor thereto, the “Company”), the Investors, the Management Common Stockholders and the Additional Common Stockholders (each as defined below).
     WHEREAS, the Restricted Stockholders (as defined below) are holders of shares and/or options to purchase shares of the Company’s Common Stock (as defined below);
     WHEREAS, the Company, the Investors, and the Management Common Stockholders have entered into a Stock Contribution Agreement, dated as of August 17, 2005 (the “Exchange Agreement”, pursuant to which, among other things, the Company has agreed to issue certain shares of the Company’s capital stock to the Investors and Management Common Stockholders in exchange for certain contributions to the Company by the Investors and Management Common Stockholders of their shares of capital stock of First Mercury Financial Corporation, a Delaware corporation (the “Exchange”); and
     WHEREAS, the execution and delivery of this Agreement is a condition precedent to the Exchange contemplated by the Exchange Agreement.
     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:
SECTION 1
PRELIMINARY MATTERS
     1.1 Construction of Terms. As used herein, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or to include the other genders or numbers, as the case may be, whenever the context so indicates or requires.
     1.2 Number of Shares of Stock. Whenever any provision of this Agreement calls for any calculation based on a number of shares of Common Stock (as defined below) held by an Investor or Restricted Stockholder, the number of shares deemed to be held by an Investor or Restricted Stockholder shall be the total number of shares of Common Stock then owned by such Investor or Restricted Stockholder, plus the total number of shares of Common Stock issuable upon conversion of any Series A Preferred Stock or other convertible securities or exercise of any vested options, warrants or subscription rights then owned by such Investor or Restricted Stockholder.
     1.3 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.
     “Additional Common Stockholders” means the Persons listed under the heading “Additional Common Stockholders” on the signature pages hereto, and any other stockholder,

warrantholder or optionholder of the Company who from time to time becomes a party to this Agreement by execution of a Joinder Agreement in substantially the form attached hereto as Exhibit A.
     “Affiliate” of any Person means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.
     “Board of Directors” means the Board of Directors of the Company.
     “Charter” means the Company’s Certificate of Incorporation, as amended from time to time.
     “Common Stock” means (i) the Company’s Common Stock, par value $0.01 per share, and (ii) any other securities into which or for which any of the securities described in clause (i) above may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.
     “Initial Public Offering” means the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Act, other than on Forms S-4 or S-8 or their then equivalents, covering the offer and sale by the Company of its equity securities or such other event as a result of or following which the Common Stock shall be publicly held.
     “Investors” means the Persons listed under the heading “Investors” on the signature pages hereto and any purchasers of the Company’s Series A Preferred Stock who from time to time become a party to this Agreement by execution of a Joinder Agreement in substantially the form attached hereto as Exhibit B.
     “Investor Representatives” means the Persons designated by the Investors to serve on the Board of Directors pursuant to Section 4.1(a).
     “Management Common Stockholders” means Shaw, the Persons listed under the heading “Management Common Stockholders” on the signature pages hereto and any other stockholder, warrantholder or optionholder of the Company who becomes a party to this Agreement by execution of a Joinder Agreement in substantially the form attached hereto as Exhibit C.
     “Material Adverse Effect” shall have the meaning given thereto in the Exchange Agreement.
     “Non-Affiliate” means, with respect to the Investor Group, any entity that is not an Affiliate of Glencoe Capital, LLC. With respect to Shaw, “Non-Affiliate” means any Person who or which is not (a) with respect to a particular individual natural Person: (i) a member of such individual natural Person’s Family (as defined below), including such individual natural Person, or (ii) an Affiliate of such individual natural Person’s Family; and (b) with respect to a specified Person other than an individual natural Person, an Affiliate of the specified Person. For purposes of this definition, the “Family” of an individual natural Person includes (i) the individual natural Person in question, (ii) such individual natural Person’s spouse, and (iii) each other individual natural Person who is related by blood, adoption or marriage to the individual natural Person or the individual natural Person’s spouse within the second degree. For purposes of determining whether or not an entity is an Affiliate of a natural Person, the natural Person will be deemed to possess all rights of ownership, voting and control that are directly or indirectly possessed by his Family.
     “Person” means any individual, corporation, association, partnership, limited liability company, joint venture, estate, trust or unincorporated organization or any government or any agency or political subdivision thereof, and shall include, any partner, officer, director, member or employee of such Person.
     “Public Offering” shall have the meaning set forth in the Charter.
     “Qualified Public Offering” means a sale of the stock of the Company (or any material subsidiary of the Company) to the public pursuant to an offering registered under the Securities Act and any successor statute, the aggregate price being paid for such stock being at least (i) $75,000,000 or (ii) $65,000,000 if after completion of such offering Glencoe owns less than a majority of the fully diluted common stock of the Company. For purposes of this Agreement, “Glencoe” means Glencoe Capital, LLC, FMFC Holdings, LLC and each of their respective Affiliates.
     “Restricted Stockholders” means the Management Common Stockholders and the Additional Common Stockholders.
     “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.
     “Series A Preferred Stock” means the Series A Convertible Participating Preferred Stock, par value $0.01 per share, together with any shares issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).
     “Shaw” means Jerome M. Shaw together with his affiliated entities.
     “Subsidiary” means any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
     “Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security or of any rights, but does not include exercise or conversion of any options or other securities convertible into or exchangeable for shares of capital stock of the Company.

“Transferred” means the accomplishment of a Transfer, and “Transferee” means the recipient of a Transfer.
SECTION 2
RESTRICTIONS ON TRANSFER; RIGHTS OF FIRST REFUSAL; CO-SALE RIGHTS
     2.1 Restrictions on Transfer. Except as set forth in Sections 2.3 and 2.6, each Restricted Stockholder agrees that he, she or it will not Transfer all or any portion of the shares of capital stock or securities convertible into or exchangeable for shares of capital stock of the Company now owned or hereafter acquired by him, her or it (“Shares”) for a period of five (5) years from the date hereof without the prior written consent of a majority-in-interest of the Investors. After the expiration of such five (5) year period, each Restricted Stockholder agrees that he, she or it will not Transfer all or any portion of the Shares except in connection with Transfers effected pursuant to the second paragraph of this Section 2.1 or pursuant to Sections 2.2, 2.3 and 2.6 hereof to the extent applicable, in each case made strictly in accordance with the procedures set forth therein. Each Investor shall have the right to transfer its Shares at any time, subject to Section 2.3.
     Notwithstanding the foregoing, any Restricted Stockholder, as applicable, may make the following Transfers at any time:
          (a) Transfers by a Restricted Stockholder to his or her spouse, children or grandchildren or to a trust for the benefit of such Restricted Stockholder or his or her spouse, children or grandchildren; provided that (x) the Transfer is exempt from the registration requirements of the Securities Act, (y) the transfer would not subject the Company to the reporting requirements of the Securities Exchange Act of 1934, as amended and (z) the Transferee shall have executed a Joinder Agreement substantially in the form of Exhibit A or Exhibit C (as applicable) attached hereto; and
          (b) Transfers upon the death of a Restricted Stockholder to his or her heirs, executors or administrators or to a trust under his or her will or Transfers between such Restricted Stockholder and his or her guardian or conservator, provided that (x) the Transfer is exempt from the registration requirements of the Securities Act, (y) the transfer would not subject the Company to the reporting requirements of the Securities Exchange Act of 1934, as amended and (z) the Transferee shall have executed a Joinder Agreement substantially in the form of Exhibit A or Exhibit C (as applicable) attached hereto.
     Any permitted Transferee described in the preceding clauses (a) or (b) shall be referred to herein as a “Permitted Transferee.” Notwithstanding anything to the contrary in this Agreement or any failure to execute a Joinder Agreement as contemplated hereby, Permitted Transferees shall take any Shares so Transferred subject to all provisions of this Agreement as if such Shares were still held by the transferor, whether or not they so agree with the transferor and/or the Company. Without limitation of the foregoing, in connection with any otherwise permitted Transfer of Shares under this Section 2.1 that are restricted shares and are subject to any stock restriction agreement, any Transferee of any such Shares shall agree in writing to be bound by the terms of any such stock restriction or similar agreement, including, without limitation, any repurchase or similar right contained therein.
     2.2 Right of First Refusal. In the event that any Restricted Stockholder or any Permitted Transferee (a “Transferring Stockholder”) proposes to Transfer all of the Shares held by such Person (a “Proposed Transaction”) to a Person other than a Permitted Transferee (a “Proposed Transferee”), such Transferring Stockholder shall, subject to the provisions of Section 2.3 hereof, Transfer such Shares pursuant to and in accordance with the following provisions of this Section 2.2. No Restricted Stockholder or Permitted Transferee shall be permitted to Transfer less than all of the Shares held by such Person.
          (a) Offer Notice. Such Transferring Stockholder shall deliver written notice (the “Offer Notice”) of its desire to consummate the Proposed Transaction to the Company and to the Investors and shall otherwise comply with the provisions of this Section 2.2 and, if applicable, Section 2.3. The Offer Notice shall specify (i) the number of Shares and type of securities of the Transferring Stockholder proposed to be Transferred in the Proposed Transaction (the “Offered Shares”), (ii) the consideration per Share to be paid for the Offered Shares (the “Offer Price”), (iii) the identities of the Proposed Transferees and (iv) all other material terms and conditions of the Proposed Transaction. In the event that the price set forth in the Offer Notice is stated in consideration other than cash or cash equivalents, the Board of Directors of the Company with the agreement of a majority-in-interest of the Investors may determine the fair market value of such consideration, reasonably and in good faith, and the Company or the Investors may exercise their Rights of First Refusal (as defined below) by payment of such fair market value in cash or cash equivalents. The Transferring Stockholder’s Offer Notice shall constitute an irrevocable offer to sell all of the Offered Shares to the Company and the Investors on the basis described below at a purchase price per share equal to the Offer Price, and on the same terms as set forth in the Offer Notice.
          (b) Company Right of First Refusal. For a period of thirty (30) days after the giving of the Offer Notice pursuant to Section 2.2(a) (the “Company Option Period”), the Company shall have the first right (the “Company Right of First Refusal”) to purchase any or all of the Offered Shares at a purchase price per share equal to the Offer Price and upon the terms and conditions set forth in the Offer Notice. The right of the Company to purchase any or all of the Offered Shares under this Section 2.2(b) shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Company Option Period, to the Transferring Stockholder, with a copy to the Investors, which notice shall state the number of Offered Shares elected to be purchased by the Company. The failure of the Company to respond within the Company Option Period shall be deemed to be a waiver of the Company’s rights under this Section 2.2(b), provided that the Company may waive its rights under this Section 2.2(b) prior to the expiration of the Company Option Period by giving written notice to the Transferring Stockholder, with a copy to the Investors. The closing for any purchase of the Offered Shares by the Company hereunder shall take place within thirty (30) days after the expiration of the Company Option Period.
          (c) Investors’ Right of First Refusal. If the Company does not elect to purchase all of the Offered Shares pursuant to Section 2.2(b), then for a period of thirty (30) days (the “Subsequent Option Period”) after the earlier to occur of (i) the expiration of the Company

Option Period pursuant to Section 2.2(b) or (ii) the date upon which the Transferring Shareholder shall have received written notice from the Company of its exercise of the Company Right of First Refusal pursuant to Section 2.2(b) or its waiver thereof, each of the Investors shall have the right (the “Subsequent Right of First Refusal” and, together with the “Company Right of First Refusal”, the “Rights of First Refusal”) to accept the offer to purchase any or all of the remaining Offered Shares for the consideration per share and on the terms and conditions specified in the Offer Notice. Each Investor shall then have the right to accept the offer to purchase up to that number of remaining Offered Shares as shall be equal to the product obtained by multiplying (X) the total number of remaining Offered Shares by (Y) a fraction, the numerator of which is the total number of shares of Common Stock owned by such Investor on the date of the Offer Notice (as determined in accordance with Section 1.2 hereof) and the denominator of which is the total number of shares of Common Stock then held by all of the Investors on the date of the Offer Notice (as determined in accordance with Section 1.2 hereof), subject to increase as hereinafter provided. The number of Offered Shares that each Investor is entitled to purchase under this Section 2.2 shall be referred to as a “ROFR Fraction.” In the event any Investor fails to elect to purchase its ROFR Fraction, then all the other Investors who so elect shall have the right to accept the offer to purchase, on a pro rata basis (based on their respective holdings of shares of Common Stock (as determined in accordance with Section 1.2 hereof)) with all other Investors who so elect (as hereinafter provided), any ROFR Fraction not purchased by such Investor. Each Investor shall have the right to accept the Proposed Transaction by giving notice of such acceptance to the Transferring Stockholder within the Subsequent Option Period, which notice shall indicate the maximum number of Offered Shares subject thereto which such Investor is willing to purchase in the event fewer than all of the Investors elect to purchase their ROFR Fractions.
     The closing for any purchase of shares by the Investors hereunder shall take place within thirty (30) days after the expiration of the Subsequent Option Period.
          (d) Sale to Proposed Transferee. In the event that the Company and/or the Investors do not elect to exercise their respective Rights of First Refusal with respect to all of the Offered Shares, the Transferring Stockholder may consummate the sale of the remaining Offered Shares to the Proposed Transferee on the terms and conditions set forth in the Offer Notice, subject to the provisions of Section 2.3. If the Transferring Stockholder’s Transfer to the Proposed Transferee is not consummated in accordance with the terms of the Proposed Transaction within the later of (i) ninety (90) days after the expiration of the later of the Subsequent Right of First Refusal and the Co-Sale Option set forth in Section 2.3, (if applicable) and (ii) the satisfaction of all applicable governmental approval or filing requirements, the Proposed Transaction shall be deemed to lapse, and any Transfers of Shares pursuant to such Proposed Transaction shall be deemed to be in violation of the provisions of this Agreement unless the Company and the Investors are once again afforded the Rights of First Refusal provided for herein with respect to such Proposed Transaction.
     2.3 Co-Sale Option. In the event that any Restricted Stockholder or its Permitted Transferees, or any Investor or its transferees (a “Co-Sale Transferor”) proposes to Transfer any of the shares of Common Stock held by such Person to a Person other than the Company, the Investors, an Affiliate of the Investors, or a Permitted Transferee (a “Co-Sale Transferee”), and the Rights of First Refusal under Section 2.2 above (to the extent applicable) are not exercised with respect to all of the Offered Shares proposed to be Transferred (a “Co-Sale Transaction”), such Co-Sale Transferor may Transfer such shares of Common Stock, as applicable (the “Co-Sale Shares”), only pursuant to and in accordance with the following provisions of this Section 2.3.
          (a) Any Co-Sale Transferor proposing to effect a Co-Sale Transaction shall first provide written notice to the other parties hereto (the “Rights Holders”) specifying (i) the number of Co-Sale Shares and type of securities of the Co-Sale Transferor subject to the Co-Sale Transaction and, if applicable, a statement that the Company and the Investors have not elected to exercise their Rights of First Refusal with respect to all of the Offered Shares, (ii) the consideration per share to be paid for such Co-Sale Shares, (iii) the identities of the Co-Sale Transferees and (iv) all other material terms and conditions of the Co-Sale Transaction (the “Co-Sale Offer Notice”).
          (b) Each Rights Holder shall have the right to participate in the Co-Sale Transaction on the terms and conditions herein stated (the “Co-Sale Option”), which right shall be exercisable within ten (10) days after receipt of the Co-Sale Offer Notice upon written notice (the “Acceptance Notice”) to the Co-Sale Transferor. The Acceptance Notice shall indicate the maximum number of Shares such Rights Holder wishes to Transfer (including the number of Shares it would Transfer if one or more Rights Holders do not elect to participate in the sale) on the terms and conditions stated in the Co-Sale Offer Notice.
          (c) Each such Rights Holder shall have the right to exercise its Co-Sale Option and sell a portion of its Shares pursuant to the Co-Sale Transaction up to a number of Shares equal to the product obtained by multiplying (X) the total number of Co-Sale Shares to be sold to a Co-Sale Transferee pursuant to the Co-Sale Transaction by (Y) a fraction, the numerator of which is the total number of shares of Common Stock deemed to be held by such Rights Holder on the date of the Co-Sale Offer Notice (as determined in accordance with Section 1.2 hereof), and the denominator of which is the total number of shares of Common Stock held by the Co-Sale Transferor and deemed to be held by all of the Rights Holders (as determined in accordance with Section 1.2 hereof). To the extent one or more Rights Holders elect not to exercise their Co-Sale Option, then the rights of the other Rights Holders (who exercise their Co-Sale Option) to sell Shares shall be increased proportionately based on their relative holdings by the full amount of Shares which the non-electing Rights Holders were entitled to sell pursuant to this Section 2.3.
          (d) Within thirty (30) days after the date by which the Rights Holders were required to deliver the Acceptance Notice to the Co-Sale Transferor, the Co-Sale Transferor shall notify each participating Rights Holder of the number of Shares elected to be sold by such Rights Holder that will be included in the sale and the date on which the Co-Sale Transaction will be consummated, which shall be no later than the later of (i) forty-five (45) days after the date by which the Rights Holders were required to notify the Co-Sale Transferor of their intent to exercise the Co-Sale Option and (ii) the satisfaction of governmental approval or filing requirements, if any.
          (e) Any Rights Holder may effect its participation in any Co-Sale Transaction hereunder by delivery to the Co-Sale Transferee, or to the Co-Sale Transferor for delivery to the

Co-Sale Transferee, of one or more instruments or certificates, properly endorsed for Transfer, representing the Shares it elects to sell therein, provided that in the event that the Rights Holders are required to provide any representations or indemnities in connection with the Co-Sale Transaction (other than representations or indemnities concerning each Rights Holder’s valid ownership of its Shares, free of all liens and encumbrances (other than those arising under applicable securities laws) and authority, power, and right to enter into and consummate such Co-Sale Transaction without violating any other agreement), then no Rights Holder shall be liable for more than its pro rata share (based upon the amount of consideration received) of any liability for misrepresentation or indemnity, and such liability shall not exceed the total purchase price received by such Rights Holder for its Shares. At the time of consummation of the Co-Sale Transaction, the Co-Sale Transferee shall remit directly to each such Rights Holder that portion of the sale proceeds to which such Rights Holder is entitled by reason of its participation therein (less any adjustments due to the conversion of any convertible securities or the exercise of any exercisable securities).
          (f) In the event that the Co-Sale Transaction is not consummated within the period required by subparagraph (d) hereof or the Co-Sale Transferee fails timely to remit to each participating Rights Holder its portion of the sale proceeds, the Co-Sale Transaction shall be deemed to lapse, and any Transfers of Offered Shares or Co-Sale Shares pursuant to a Proposed Transaction, to the extent applicable, or Co-Sale Transaction shall be deemed to be in violation of the provisions of this Agreement unless the Transferring Stockholder or Co-Sale Transferor once again complies with the provisions of Sections 2.2 and 2.3 hereof, to the extent applicable, with respect to such Proposed Transaction or Co-Sale Transaction.
     2.4 Prohibited Transfers. If any Transfer of Shares by a Restricted Stockholder or an Investor is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio; the Company, the Investors and any other Restricted Stockholders shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and the Company shall have the right to refuse to recognize any Transferee as one of its stockholders for any purpose.
     2.5 Sales to Competitors. Except as contemplated by Section 2.6, each Restricted Stockholder hereby agrees not to directly or indirectly Transfer any shares of Common Stock or other securities of the Company or options in respect to any thereof to any Person whose activities, products or services are competitive with activities, products or services of the Company as reasonably determined by the Board of Directors as of the date of the proposed Transfer (provided that the foregoing shall not restrict public sales registered under the Securities Act or pursuant to Rule 144 thereunder unless the relevant Transferor has knowledge that the buyer or buyers are such competitors). The Company may impose stop transfer instructions with its transfer agent in order to enforce the foregoing covenants.
     2.6 Drag-Along Obligations.
          (a) At any time after the date hereof, if a majority-in-interest of the Investors (the “Investor Group”) determines to sell or otherwise dispose of all or substantially all of the assets of the Company or all or substantially all of the shares of outstanding capital stock of the

Company to any Non-Affiliate(s) of the Investor Group or to cause the Company to merge with or into or consolidate with any Non-Affiliate(s) of the Investor Group in a bona fide transaction (an “Investor Sale”), each of the other Investors and Restricted Stockholders shall be obligated to and shall upon the written request of the Investor Group: (i) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the buyer in the Investor Sale, its Shares on substantially the same terms approved by the Investor Group; and (ii) execute and deliver such instruments of conveyance and transfer and take such other action, including voting their shares in favor of such Investor Sale and executing any voting agreements, proxies, purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents, as the Investor Group or the buyer in the Investor Sale may reasonably require in order to carry out the terms and provisions of this Section 2.6(a); provided, that the no Investor Sale may be consummated prior to the one year anniversary of the date hereof without the written consent of Shaw. If a Restricted Stockholder fails or refuses to vote or sell his, her or its Shares as required by, or votes or attempts to vote his, her or its Shares in contravention of this Section 2.6(a), then such party hereby appoints the Investor Group his, her or its attorney in fact, to sell such shares in accordance with the terms of this Section 2.6(a) and grants to the Investor Group its proxy to vote its Shares in accordance with the terms of this Section 2.6(a). To the fullest extent permitted by applicable law, each Restricted Stockholder hereby waives any and all appraisal rights with respect to such Investor Sale. At the closing of such Investor Sale, each Investor and Restricted Stockholder shall deliver, against receipt of the consideration payable in such Investor Sale, certificates representing the Shares which such party holds of record or beneficially, with all endorsements necessary for transfer. In the event that any party fails or refuses to comply with the provisions of this Section 2.6(a), the Company, the other Investors and Restricted Stockholders and the buyer in such Investor Sale, at their option, may elect to proceed with such Investor Sale notwithstanding such failure or refusal and, in such event and upon tender of the specified consideration to any such party, the rights of any such party with respect to the Shares of such party shall cease.
          (b) At any time after the thirty (30) month anniversary of the date hereof, if Shaw determines to sell or otherwise dispose of all or substantially all of the assets of the Company or all or substantially all of the shares of outstanding capital stock of the Company to any Non-Affiliate(s) of Shaw or to cause the Company to merge with or into or consolidate with any Non-Affiliate(s) of Shaw in a bona fide transaction (an “Shaw Sale”), each of the Investors and other Restricted Stockholders shall be obligated to and shall upon the written request of Shaw: (i) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the buyer in the Shaw Sale, its Shares on substantially the same terms approved by Shaw; and (ii) execute and deliver such instruments of conveyance and transfer and take such other action, including voting their shares in favor of such Shaw Sale and executing any voting agreements, proxies, purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents, as Shaw or the buyer in the Shaw Sale may reasonably require in order to carry out the terms and provisions of this Section 2.6(b). If a Restricted Stockholder fails or refuses to vote or sell his, her or its Shares as required by, or votes or attempts to vote his, her or its Shares in contravention of this Section 2.6(b), then such party hereby appoints Shaw his, her or its attorney in fact, to sell such shares in accordance with the terms of this Section 2.6(b) and grants to Shaw its proxy to vote its Shares in accordance with the terms of this Section 2.6(b). To the fullest extent permitted by applicable law, each Restricted Stockholder and Investor hereby waives any and all appraisal rights with respect to such Shaw Sale. At the closing of such Shaw

Sale, each Investor or Restricted Stockholder shall deliver, against receipt of the consideration payable in such Shaw Sale, certificates representing the Shares which such party holds of record or beneficially, with all endorsements necessary for transfer. In the event that any party fails or refuses to comply with the provisions of this Section 2.6(b), the Company, the Investors and other Restricted Stockholders and the buyer in such Shaw Sale, at their option, may elect to proceed with such Shaw Sale notwithstanding such failure or refusal and, in such event and upon tender of the specified consideration to any such party, the rights of any such party with respect to the Shares of such party shall cease.
          (c) The obligations of the Investors and Restricted Stockholders pursuant to this Section 2.6 are subject to the satisfaction of the following conditions: (i) without limiting the amount to which the Investors will be entitled to receive in respect of the Series A Preferred Stock that is or has been converted to Common Stock, in connection with such Investor Sale or Shaw Sale, each of the Investors shall at least be entitled to any liquidation preferences in cash (including the Makewhole Amount as defined in the Charter) otherwise applicable to such Investor Sale or Shaw Sale as set forth in the Charter as in effect immediately prior to such Sale (giving effect to any applicable orders of priority); (ii) each Investor and Restricted Stockholder, in connection with an Investor Sale or Shaw Sale, shall receive the same form of consideration and the same amount of consideration per share of the Company’s capital stock held by such Investor or Restricted Stockholder as such Investor or Restricted Stockholder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s Charter as in effect immediately prior to such sale or exchange; and (iii) in the event that the Investors or the Restricted Stockholders are required to provide any representations or indemnities in connection with the Investor Sale or Shaw Sale (other than representations or indemnities concerning each Investor’s and Restricted Stockholder’s valid ownership of its Shares, free of all liens and encumbrances (other than those arising under applicable securities laws) and authority, power, and right to enter into and consummate such purchase or merger agreement without violating any other agreement), then no Investor or Restricted Stockholder shall be liable for more than its pro rata share (based upon the amount of consideration received) of any liability for misrepresentation or indemnity, and such liability shall not exceed the total purchase price received by such Investor or Restricted Stockholder for its Shares.
          (d) The Company shall use, and shall cause its directors, officers and employees to use, its and their respective best efforts to effectuate any Investor Sale or Shaw Sale on the terms reasonably negotiated by the Investor Group, in compliance with the terms of this Agreement.
     2.7 Option Exercise. Notwithstanding anything herein to the contrary, the Shares resulting from the exercise of currently outstanding stock options shall be permitted to be pledged as security for loans obtained to finance such exercise, and any pledgee thereof may exercise its rights under such pledge and sell or otherwise Transfer such pledged Shares to any Person at any time, provided that (a) any such Transfer is exempt from the registration requirements of the Securities Act, (b) any such Transfer would not subject the Company to the reporting requirements of the Securities Exchange Act of 1934, as amended, (c) the Transferee shall have executed a Joinder Agreement substantially in the form of Exhibit A or Exhibit C (as applicable) attached hereto, and (d) any such Transfer shall be subject to the Rights of First Refusal of Section 2.2 of this Agreement.
SECTION 3
RIGHTS TO PURCHASE
     3.1 Right to Participate in Certain Sales of Additional Securities.
          (a) Preemptive Rights. The Company agrees that it will not, nor will it permit any Subsidiary of the Company to sell or issue any shares of capital stock of the Company or any Subsidiary, or other equity or debt securities convertible into or exchangeable for capital stock of the Company or any Subsidiary, or options, warrants or rights carrying any rights to purchase capital stock of the Company or any Subsidiary (the “Offered Securities”) unless the Company first submits written notice (the “Preemptive Rights Notice”) to Shaw identifying the terms of the proposed sale (including the price, number or aggregate principal amount of securities and all other material terms), and offers to Shaw the opportunity to purchase his Pro Rata Allotment (as hereinafter defined) of the Offered Securities (subject to increase for over-allotment if Shaw does not fully exercise his rights) on terms and conditions, including price, not less favorable than those on which the Company proposes to sell such securities to a third party or parties. The Company’s offer to Shaw shall remain open and irrevocable for a period of thirty (30) days during which time Shaw may accept such offer by written notice to the Company setting forth the maximum number of shares or other securities to be purchased by Shaw. Any Offered Securities so offered which are not purchased by Shaw pursuant to such offer may be sold by the Company, but only on the terms and conditions set forth in the initial offer to Shaw, at any time within one hundred twenty (120) days following the termination of the above-referenced thirty (30)-day period. For the purposes of this Section 3.1, Shaw’s “Pro Rata Allotment” of securities shall be based on the ratio which the shares of Common Stock held by Shaw (as determined in accordance with Section 1.2) bears to the total number of shares of Common Stock outstanding on the date of the Preemptive Rights Notice (as determined in accordance with Section 1.2). The closing of any purchase by Shaw of Offered Securities under this Section shall occur simultaneously with or promptly following the closing of the sale or issuance of Offered Securities by the Company or any Subsidiary.
          (b) Excluded Shares. Notwithstanding Section 3.1(a) above, the right to purchase the Offered Securities shall be inapplicable with respect to any issuance or proposed issuance by the Company of (i) shares issued to the public pursuant to a Public Offering, (ii) shares of Common Stock issued pursuant to the exercise of options, warrants or other purchase rights outstanding as of the date the first share of Series A Preferred Stock is issued (the “Series A Issuance Date”) and up to 5,000 shares of Common Stock and/or options, warrants or other purchase rights (and the issuance of Common Stock upon exercise thereof) (as appropriately adjusted for stock splits, stock dividends, recapitalizations and the like) issued after the Series A Issuance Date to its officers, directors, employees and consultants pursuant to stock and options plans approved by the Board of Directors, (iii) any additional shares of Common Stock and/or options, warrants or other purchase rights (and the issuance of Common Stock upon exercise thereof) issued to the Company’s officers, directors, employees or consultants outside of the Company’s existing stock and option plans; provided that each such issuance is approved by a majority of the members of the Company’s Board of Directors, (iv) shares of Common Stock upon conversion of the Series A Preferred Stock, (v) securities issued as a result of any stock split, stock dividend, combination of the Common Stock or similar recapitalization by the Company, and (vi) shares of Common Stock issued for consideration other than cash in connection with an acquisition by the Company of another entity’s business or assets, which is approved by a majority of the members of the Board of Directors.
SECTION 4
BOARD OF DIRECTORS; VOTING; EXECUTIVE COMMITTEE
     4.1 Board Composition.
          (a) Each Investor, Restricted Stockholder and Permitted Transferee agrees to vote all of his, her or its Shares having voting power (and any other Shares over which he, she or it exercises voting control) in connection with the election of directors of the Company and to take such other actions as are necessary so as to fix the number of members of the Board of Directors at five (5) and to elect and continue in office as directors the following:
               (i) so long as Shaw owns 6.25% or more of the shares of Common Stock on a fully diluted basis (assuming the conversion, exchange, or exercise of all securities convertible into or exchangeable or exercisable for Common Stock), one (1) individual designated by Shaw; and
               (ii) four (4) individuals designated by a majority-in-interest of the Investors or, in the event that Shaw owns less than 6.25% of the shares of Common Stock on a fully diluted basis (assuming the conversion, exchange, or exercise of all securities convertible into or exchangeable or exercisable for Common Stock), five (5) individuals designated by a majority-in-interest of the Investors (the “Investor Representatives”).
          (b) Each Investor, Restricted Stockholder and Permitted Transferee agrees to vote all of his, her or its Shares having voting power (and any other Shares over which he, she or it exercises voting control) for the removal of any director upon the request of the party nominating or designating such director and for the election to the Board of Directors of the Company of a substitute nominated by such party in accordance with the above provisions. Each Investor, Restricted Stockholder and Permitted Transferee further agrees to vote all of his, her or its Shares having voting power (and any other Shares over which he, she or it exercises voting control) in such manner as shall be necessary or appropriate to ensure that any vacancy on the Board of Directors of the Company occurring for any reason shall be filled only in accordance with the provisions of this Section 4. If an Investor, Restricted Stockholder or Permitted Transferee fails or refuses to vote his, her or its Shares as required by, or votes or attempts to vote his, her or its Shares in contravention of this Section 4, then such party hereby grants to the Company its proxy to vote its Shares in accordance with this Section 4.
          (c) The Company shall pay each director for his or her reasonable travel and other reasonable expenses incurred in connection with attending meetings of the Board of Directors or otherwise in connection with his or her services as a member of the Board of directors, including attending meetings of any committees of the Board of Directors. All directors who are not employees of the Company will be equally compensated for their services as a member of the Board of Directors. The Charter and Bylaws of the Company will provide for exculpation and indemnification of the directors and limitations on the liability of the directors to the fullest extent permitted under applicable state law.
     4.2 Frequency of Meetings. The Board of Directors shall meet on at least a quarterly basis unless otherwise agreed by a majority of the members of the Board of Directors, which majority shall include the Investor Representatives.
     4.3 Board Observation Rights. In addition to the rights set forth in Section 4.1, two representatives designated by a majority-in-interest of the Investors shall be entitled to receive all notices and materials provided to the Board of Directors and to attend all meetings of the Board of Directors as observers. In the event that disclosure of any information to or attendance at any meeting or portion thereof by an observer could reasonably be expected to adversely affect the attorney-client privilege between the Company and its counsel, the Company reserves the right to withhold such information from all of the observers or to exclude all observers from such meeting or portion thereof. The Company reserves the right to withhold any information or to exclude any observer from a meeting or portion thereof if in the Company’s reasonable determination access to such information or attendance at such meeting would create a conflict of interest for the observer in light of the observer’s other business interests.
     4.4 Subsidiary Boards. Upon written request of the Investors or Shaw, the Board of Directors of each Subsidiary of the Company (each a “Subsidiary Board”) shall be comprised of individuals designated in the same relative proportions as set forth in Section 4.1.
     4.5 Voting Regarding Charter Amendment. Each Investor, Restricted Stockholder and Permitted Transferee agrees to vote all of his, her or its Shares having voting power (and any other Shares over which he, she or it exercises voting control) in favor of any amendment to the Charter proposed by the Investor solely for purposes of amending the Conversion Price, the Series A Dividend Rate or Makewhole Rate (as such terms are defined in the Charter) in accordance with Section 1.4 or 7.3 of the Purchase Agreement, as applicable. If a Restricted Stockholder or a Permitted Transferee fails or refuses to vote his, her or its Shares as required by, or votes or attempts to vote his, her or its Shares in contravention of this Section 4.5, then such party hereby grants to the Investor its proxy to vote its Shares in accordance with this Section 4.
SECTION 5
“MARKET STAND-OFF” AGREEMENT
          In connection with an Initial Public Offering, each Investor, Restricted Stockholder and Permitted Transferee, if requested in good faith by the Company and the managing underwriter of the Company’s securities, shall agree not to, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise Transfer or dispose of any securities of the Company held by them (except for any securities sold pursuant to such registration statement or any securities purchased in the Initial Public Offering or in the open market thereafter) or enter into any Hedging Transaction (as defined below) relating to any securities of the Company for a period not to exceed one hundred eighty (180) days following the effective date of the applicable registration statement for such public offering; provided, that the Investors’ obligations under this Section 5 shall be conditioned upon all officers, directors and holders of one percent (1%) or more of the outstanding capital stock of the Company entering into similar agreements with the Company and such managing underwriter. For purposes of this Section 5, “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Company’s Common Stock.
SECTION 6
GENERAL
     6.1 Amendments, Waivers and Consents. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. This Agreement may be amended, modified or terminated and any provision hereof may be waived by the joint written consent of the Company, a majority-in-interest of the Restricted Stockholders and a majority-in-interest of the Investors, in each case based on their respective holdings of shares of Common Stock (as determined in accordance with Section 1.2 hereof), provided, that any party may waive any provision hereof intended for its benefit by written consent; provided further that the provisions of Section 3 hereof may only be amended, modified or waived by the written consent of the Company, Shaw and a majority-in-interest of the Investors. Any amendment, modification, termination or waiver effected in accordance with this Section 6.1 shall be binding upon all parties even if they do not execute such written consent. Notwithstanding the foregoing, no amendment or modification to this Agreement that adversely affects Shaw or the Investors may be made without the prior written consent of Shaw or all of the Investors, as applicable.
     6.2 Legend on Securities. The Company, each of the Investors and each of the Restricted Stockholders acknowledge and agree that substantially the following legend shall be typed on each certificate evidencing any of the securities held at any time by an Investor or a Restricted Stockholder:
THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A RESTRICTED STOCKHOLDERS AGREEMENT DATED AS OF AUGUST 17, 2005, AS AMENDED FROM TIME TO TIME. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.
     6.3 Notices and Demands. Any notice or demand which, by any provision of this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given and received for all purposes when delivered by hand or facsimile or five (5) business days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) business day after being sent by overnight delivery providing receipt of delivery, to:
(a) If to the Company:
First Mercury Holdings, Inc.
29621 Northwestern Highway
Southfield, MI 48034
Attn: Richard Smith
or at such other address designated by the Company to the Investors in writing.
(b) If to the Investors:
c/o Glencoe Capital, LLC
222 West Adams Street, Suite 1000
Chicago, IL 60606
Attn: Douglas Patterson
or at such other address designated by the Investors to the Company in writing, with a copy to:
McDermott, Will & Emery
227 West Monroe Street
Chicago, IL 60606
Attn: Scott M. Williams
          (c) if to the Management Common Stockholders or the Additional Common Stockholders at the mailing addresses as shown on the records of the Company.

     6.4 Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance in federal or state courts in the State of Illinois (to the extent permitted by law). Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.
     6.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.
     6.6 Effect of Heading. The Section headings herein are for convenience only and shall not affect the construction hereof.
     6.7 Governing Law. This agreement shall be deemed a contract made under the laws of the State of Delaware and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of the State of Delaware, without giving effect to its conflict of laws principles.
     6.8 Jurisdiction; Venue; Waiver Of Jury Trial.
          (a) Each of the parties to this Agreement hereby agrees that the state and federal courts of the State of Illinois shall have exclusive jurisdiction to hear and determine any claims or disputes between the parties hereto pertaining directly or indirectly to this Agreement, and all documents, instruments and agreements executed pursuant hereto or thereto, or to any matter arising herefrom (unless otherwise expressly provided for herein or therein). To the extent permitted by law, each party hereby expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced by any of the other parties hereto in any of such courts, and agrees that service of such summons and complaint or other process or papers may be made by registered or certified mail addressed to such party at the address to which notices are to be sent pursuant to this Agreement. Each of the parties waives any claim that Chicago, Illinois is an inconvenient forum or an improper forum based on lack of venue. The choice of forum set forth in this Section shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action to enforce the same in any other appropriate jurisdiction.
          (b) Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that the other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.
     6.9 Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
     6.10 Successors and Assigns. This Agreement shall be binding upon and notice to the benefit of the respective successors and permitted assigns of the parties hereto as contemplated herein, and any successor to the Company by way of merger or otherwise shall specifically agree to be bound by the terms hereof as a condition of such successor. Neither this Agreement nor the rights provided hereunder may be assigned by any Restricted Stockholder without the prior written consent of a majority-in-interest of the Investors, and without such prior written consent any attempted assignment shall be null and void. The rights of the Investors hereunder are transferable to each Transferee to whom any shares of Series A Preferred Stock or Common Stock are Transferred, provided that such Transferee must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted hereunder.
     6.11 Adjustment. All references to share amounts and prices herein shall be equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event affecting the capital stock of the Company.
     6.12 Term. The provisions contained in Sections 2 (other than Section 2.3) and 3 of this Agreement shall terminate immediately prior to the closing by the Company of a Public Offering and the provisions of Section 2.3 shall terminate immediately prior to the closing by the Company of a Qualified Public Offering.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first above written.

COMPANY: FIRST MERCURY HOLDINGS, INC.
By:	/s/ Richard H. Smith
	Name:	Richard H. Smith
	Title:	President

[SIGNATURE PAGE TO THE STOCKHOLDERS AGREEMENT]

INVESTORS:

FMFC HOLDINGS, LLC

By: Glencoe Capital, LLC
Its: Manager

By:	/s/ Louis Manetti

Name:	Louis Manetti
Title:	Vice President
[SIGNATURE PAGE TO THE STOCKHOLDERS AGREEMENT]

MANAGEMENT COMMON STOCKHOLDER:
/s/ Jerome M. Shaw

Jerome M. Shaw, individually, and on behalf of the
Jerome M. Shaw Revocable Trust

Address:	3 Grove Isle
Penthouse 1
Coconut Grove, Florida 33133

Copy to:	Spilkin, Shapiro & Feeney, P.C.
29621 Northwestern Hwy.
Southfield, Michigan 48034
Attention: Larry J. Spilkin
[SIGNATURE PAGE TO THE STOCKHOLDERS AGREEMENT]

MANAGEMENT COMMON STOCKHOLDER

/s/ William S. Weaver

William S. Weaver, individually, and on behalf of the
William S. Weaver Revocable Trust

Address:	47455 Blue Heron Court
Northville, MI 48167
[SIGNATURE PAGE TO THE STOCKHOLDERS AGREEMENT]

MANAGEMENT COMMON STOCKHOLDER

/s/ Richard H. Smith

Richard H. Smith

Address:	847 McDonald
Northville, MI 48167
[SIGNATURE PAGE TO THE STOCKHOLDERS AGREEMENT]

MANAGEMENT COMMON STOCKHOLDER

/s/ John C. Bures

John C. Bures

Address:	46625 Covington Dr.

Macomb, MI 48044

[SIGNATURE PAGE TO THE STOCKHOLDERS AGREEMENT]

MANAGEMENT COMMON STOCKHOLDER

/s/ Thomas B. Dulapa

Thomas B. Dulapa

Address:	4487 Timberlake Court
Shelby Twp., MI 48317
[SIGNATURE PAGE TO THE STOCKHOLDERS AGREEMENT]

MANAGEMENT COMMON STOCKHOLDER

/s/ James M. Thomas

James M. Thomas

Address:	32391 Dunford Street
Farmington Hills, MI 48334
[SIGNATURE PAGE TO THE STOCKHOLDERS AGREEMENT]

MANAGEMENT COMMON STOCKHOLDER
/s/ Marcia Paulsen

Marcia Paulsen

Address:	43895 Cherry Grove Ct. W.

Canton, MI 48188

[SIGNATURE PAGE TO THE STOCKHOLDERS AGREEMENT]

MANAGEMENT COMMON STOCKHOLDER
/s/ Chris P. Dondzila

Chris P. Dondzila

Address:	5549 Arapaho Pass

Pinchney, MI 48169

[SIGNATURE PAGE TO THE STOCKHOLDERS AGREEMENT]

MANAGEMENT COMMON STOCKHOLDER:

4SFW, L.L.C.
/s/ William S. Weaver

By:	William S. Weaver
Its:	Member

Address:		c/o Larry Spilkin
P.O. Box 5039
Southfield, MI 48086-5039
[SIGNATURE PAGE TO THE STOCKHOLDERS AGREEMENT]

ADDITIONAL COMMON STOCKHOLDERS:

[SIGNATURE PAGE TO THE STOCKHOLDERS AGREEMENT]

EXHIBIT A
Form of Additional Common Stockholder Joinder Agreement
     The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Stockholders Agreement (the “Agreement”) dated as of [___] and as may be amended from time to time by and among First Mercury Holdings, Inc. (the “Company”) and the other parties named therein and, for all purposes of the Agreement, the undersigned shall be included within the term “Additional Common Stockholder” (as defined in the Agreement). The address and facsimile number to which notices may be sent to the undersigned is as follows:

Name:

Address:

Facsimile No:

Signature:

[SIGNATURE PAGE TO THE STOCKHOLDERS AGREEMENT]

EXHIBIT B
Form of Investor Joinder Agreement
     The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Stockholders Agreement (the “Agreement”) dated as of [___] and as may be amended from time to time by and among First Mercury Holdings, Inc. (the “Company”) and the other parties named therein and, for all purposes of the Agreement, the undersigned shall be included within the term “Investor” (as defined in the Agreement). The address and facsimile number to which notices may be sent to the undersigned is as follows:

Name:

Address:

Facsimile No:

Signature:

[SIGNATURE PAGE TO THE STOCKHOLDERS AGREEMENT]

EXHIBIT C
Form of Management Common Stockholder Joinder Agreement
     The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Stockholders Agreement (the “Agreement”) dated as of [___] and as may be amended from time to time by and among First Mercury Holdings, Inc. (the “Company”) and the other parties named therein and, for all purposes of the Agreement, the undersigned shall be included within the term “Management Common Stockholder” (as defined in the Agreement). The address and facsimile number to which notices may be sent to the undersigned is as follows:

Name:

Address:

Facsimile No:

Signature:

[SIGNATURE PAGE TO THE STOCKHOLDERS AGREEMENT]